UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013

PURAMED BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52771	20-5510104
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1326 Schofield Avenue
Schofield, Wisconsin 54476
 (Address of principal executive offices)

(715) 359-6373
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on July 9, 2013 (the “Closing Date”), PuraMed BioScience, Inc. (the “Company”) entered into a first amendment to certain agreements (the “Amendment”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”).

On June 29, 2012, the Company issued that certain convertible promissory note (the “Original Note”) in favor of TCA in the aggregate principal amount of $350,000.  Pursuant to the terms of the Amendment, the Company issued that certain replacement, amended and restated promissory note (the “Amended and Restated Note”) in favor of TCA in the principal aggregate amount of $368,756.67, which shall replace, amend and restate the Original Note in its entirety.  The Amended and Restated Note bears interest at a rate of twelve percent (12%) per annum and matures on January 1, 2014. The Amended and Restated Note is convertible into shares of the Company’s common stock at a price equal to eighty-five percent (85%) of the average daily volume weighted average price of the Company’s common stock during the five (5) trading days immediately prior to the date of conversion, and it may be prepaid in whole or in part at the Company’s option without penalty.

In addition, the Amendment amends that certain Committed Equity Facility Agreement dated as of June 29, 2012 (the “CEF”), by and between the Company and TCA to, among other things, amend certain definitions of the CEF and amends and restates Article II of the CEF related to the “Mechanics for Advances.”

As further consideration for TCA entering into and structuring the Amendment, the Company shall pay to TCA a fee by issuing to TCA that certain number of shares of the Company’s common stock that equal a dollar amount of $75,000 (the “Amendment Fee Shares”). It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $75,000. In the event the net proceeds actually received by TCA from sale of the Amendment Fee Shares is either less than or greater than $75,000, the Amendment provides for an adjustment provision allowing for necessary action (either the issuance of additional shares to TCA or the return of shares previously issued to TCA to the Company’s treasury) to adjust the number of Amendment Fee Shares issued.

The above descriptions of the Amendment and Amended and Restated Note do not purport to be complete and are qualified in their entirety by reference to the Amendment and Amended and Restated Note, the forms of which are attached hereto as Exhibit 10.1 and Exhibit 4.1 to this Current Report on Form 8-K, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated here by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated here by reference.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Equity Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document
4.1	Replacement, Amended and Restated Promissory Note, effective July 9, 2013, by and between PuraMed BioScience, Inc. and TCA Global Credit Master Fund, LP*

10.1	First Amendment to Certain Agreements, effective July 9, 2013, by and between PuraMed BioScience, Inc. and TCA Global Credit Master Fund, LP*

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE, INC.

Date: July 16, 2013	By:	/s/ Russell W. Mitchell
Name: Russell W. Mitchell
Title: Chief Executive Officer

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